CATSKILL
FINANCIAL CORPORATION

341 Main St.
Catskill, New York 12414
(518) 943-3600

January 20, 1998

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Catskill Financial Corporation (the "Company"), we cordially invite you to attend our Annual Meeting of Stockholders of the Company. The meeting will be held at 7:00 p.m., New York time, on February 17, 1998 at the main office of the Company located at 341 Main Street, Catskill, New York 12414.

At the meeting, stockholders will be asked to elect one director to serve for a three year term. We urge you to exercise your rights as a stockholder to vote and participate in this process. The Board of Directors has nominated director Richard A. Marshall for the one available seat on the Board. Your Board of Directors unanimously recommends that you vote "For" this nominee.

Please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid return envelope as promptly as possible. We encourage you to return the proxy card even if you plan to attend the meeting. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Sincerely,

/s/ Wilbur J. Cross

Wilbur J. Cross
President, Chairman of the Board and
Chief Executive Officer


(This page is intentionally left blank.)


CATSKILL
FINANCIAL CORPORATION
341 MAIN ST.
CATSKILL, NEW YORK 12414
(518) 943-3600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on February 17, 1998

Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Catskill Financial Corporation (the "Company") will be held at the main office of the Company located at 341 Main Street, Catskill, New York 12414, at 7:00 p.m., New York time, on February 17, 1998.

A Proxy Card and a Proxy Statement for the Meeting are included with this notice.

The Meeting is for the purpose of considering and acting upon:

1. The election of one director to serve for a three year term and until his successor has been duly elected and qualified;

2. The ratification of the appointment of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending September 30, 1998; and

3. Such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on January 15, 1998 (the "Record Date") are the stockholders entitled to vote at the Meeting and any adjournments thereof.

You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Catskill, New York
January 20, 1998

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE
MEETING. A SELF ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.


PROXY STATEMENT

CATSKILL FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 17, 1998

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Catskill Financial Corporation (the "Company"), the parent company of Catskill Savings Bank (the "Bank"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of the Company located at 341 Main Street, Catskill, New York 12414, on February 17, 1998, at 7:00 p.m., New York time, and all adjournments of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about January 21, 1998.

At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of one director for a three year term and the ratification of the appointment of KPMG Peat Marwick LLP as the auditors of the Company for the fiscal year ending September 30, 1998. The Board of Directors has fixed January 15, 1998 as the Record Date for determining stockholders entitled to notice of and to vote at the Meeting. As of the Record Date there were 4,630,243 shares of Common Stock, par value $.01 per share, issued and outstanding.

Vote Required and Proxy Information

Each share of the Company's Common Stock, par value $.01 per share
(the "Common Stock"), is entitled to one vote on each matter to come before the Meeting. Directors are elected by a plurality of the votes cast at the Meeting. There is no cumulative voting in the election of directors. The ratification of the appointment of KPMG Peat Marwick
LLP requires the affirmative vote of a majority of the votes cast.
Properly executed proxies in the form solicited by the Board of Directors which are received prior to or at the Meeting, and not revoked, will be voted in accordance with the instructions thereon. If no instructions are indicated, such proxies will be voted in favor of the nominee named herein and in favor of the ratification of auditors. The Company does not know of any matters, other than those described in this Proxy Statement, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, including the adjournment of the Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

In order for any stockholder of the Company entitled to vote for the election of directors to nominate a person to the Board of Directors at the Meeting, such stockholder must deliver to David L. Guldenstern, Corporate Secretary, at the Company's address, a notice of nomination in writing. Such notice, which must set forth the name and address of the stockholder, the class and number of shares of the Company's capital stock beneficially owned by such stockholder and the name of each person such stockholder proposes to nominate for director and all other information required under the Securities and Exchange
Act of 1934, shall be delivered or mailed to and received at the principal offices of the Company not less than 60 days prior to the date of the Meeting. In the event that less than 40 days notice of the meeting is given to the stockholders, a notice of nomination must be received by the Company not later than the close of business on the tenth day following the date on which such notice of meeting was mailed or public announcement first made.

Proxies marked to abstain with respect to any matter and broker non-votes will not affect the vote. One-third of the shares of the Company's
Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy must be delivered to David L. Guldenstern, Corporate Secretary, Catskill Financial Corporation, 341 Main Street, Catskill, New York 12414.

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of six members.
The Board of Directors is divided into three classes and the Company's bylaws provide that directors are elected for three-year terms. One director will be elected at the 1998 Annual Meeting to hold office until the Annual Meeting of Stockholders in the year 2001 and until his successor has been elected and qualified. There is only one directorship up for election this year because of the death of a director prior to the last annual meeting and a resulting decrease in the size of the Board. The nominee named below has consented to being named herein and to serve if elected. In case the nominee becomes unavailable for election for any presently unforeseen reason, the persons authorized to cast the votes represented by the enclosed proxy will have the right to use their discretion to vote for a substitute.

INFORMATION CONCERNING THE BOARD OF
DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information, as of September 30, 1997, with respect to the nominee for director, continuing directors in office and executive officers who are not directors. There are no arrangements or understandings pursuant to which any director was selected to serve as such, and there are no family relationships between any directors or executive officers of the Company.


DIRECTOR NOMINATED FOR TERMS EXPIRING IN 2001


                                                                            Company
                                                                            Director      Term as Director
Name and Age                   Position With the Company and the Bank       Since         Expires


Richard A. Marshall, 57        Director of the Company and the Bank         1995          1998


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE IN FAVOR OF THIS NOMINEE


CONTINUING DIRECTORS


                                                                            Company
                                                                            Director      Term as Director
Name and Age                   Position With the Company and the Bank       Since         Expires


Wilbur J. Cross, 55            Director, Chairman of the Board,             1995          1999
                               President and Chief Executive
                               Officer of the Company and the Bank

Allan D. Oren, 56              Director of the Company and the Bank         1995          1999

Edward P. Stiefel, Esq., 50    Director of the Company and the Bank         1995          1999

George P. Jones, 58,           Director of the Company and the Bank         1995          2000

Hugh J. Quigley, 48            Director of the Company and the Bank         1995          2000


Board of Directors--Biographical Information

Business experience for the directors listed below comprises experience for at least the past five years.

Wilbur J. Cross. Mr. Cross is Chairman of the Board, President and Chief Executive Officer of the Company and the Bank. He has been a director of the Bank since 1979 and President and Chief Executive Officer since 1984. Mr. Cross is also President of the Catskill Mountain Housing Development Corp., a non-profit organization providing financial counseling and housing to low to moderate income residents of Greene County, New York, and Treasurer and Director of the Columbia-Greene Community Foundation, Inc., which provides financial assistance to college students from low to moderate income families.

George P. Jones. Mr. Jones is the President of STG Company, a real estate development company located in Greenville, New York. Mr. Jones also serves as Vice President of the Greenville Chamber of Commerce. Mr. Jones has been a director of the Bank since 1988.

Richard A. Marshall. Mr. Marshall is the President of Marshall's Garage, an automotive service station, and Marshall's Auto Exchange, an automobile dealership, both of which are located in Ravena, New York. He also is a member of the Capital District Automobile Dealers Association, a philanthropic organization located in Albany, New York. Mr. Marshall has been a director of the Bank since 1987.

Allan D. Oren. Mr. Oren is President of A. Oren & Sons Furniture Stores headquartered in Catskill. Mr. Oren also serves as a Director of the Quantum Fund, which provides low interest rate loans to small businesses in the Greene County area, and Vice President of the Columbia-Greene Community Foundation, Inc. Mr. Oren has been a director of the Bank since 1973.

Hugh J. Quigley. Mr. Quigley is President of Dynabil Industries, a company located in Greene County which manufactures aircraft and aerospace parts. He also serves as Vice Chairman of the Greene County Industrial Development Corp., which promotes industrial development in Greene County, and is a member of the Columbia-Greene Community Foundation, Inc. Mr. Quigley has been a director of the Bank since 1991.

Edward P. Stiefel, Esq. Mr. Stiefel is a principal in the law firm of Stiefel & Winans, Catskill, New York and has been engaged in the practice of law in Catskill since 1972. Mr. Stiefel also serves as a Trustee of the Pioneer Insurance Company. From time to time, Stiefel & Winans provides legal services to the Bank. Mr. Stiefel has been a director of the Bank since 1976.

Executive Officers Who Are Not Directors

Executive officers are elected for one year terms and serve at the pleasure of the Board of Directors. Provided below is certain information regarding the executive officers of the Company and the Bank who are not directors.

David J. DeLuca.  Mr. DeLuca, age 45, has been Vice President and
Chief Financial Officer of the Company and the Bank since August 1996. Mr. DeLuca was Senior Vice President and Corporate Controller of KeyCorp, a bank holding company, from 1987 to 1994 and Senior Vice President and Manager of Corporate Planning and Forecasting of KeyCorp from 1994 to 1996.

David L. Guldenstern. Mr. Guldenstern, age 54, is Vice President and Secretary of the Bank, positions he has held since 1984. Mr. Guldenstern is Vice President and Secretary of the Company. Mr. Guldenstern initially joined the Bank in 1970.

Deborah S. Henderson. Ms. Henderson, age 44, has been employed by the Bank since 1973 and has served as Vice President and Senior Loan Officer since 1988.

William J. Moore.  Mr. Moore, age 47, has been Vice President and
Treasurer of the Bank since 1993. Prior to such time, Mr. Moore served as Treasurer and Internal Auditor. Mr. Moore joined the Bank in 1972. Mr. Moore is Vice President and Treasurer of the Company.

Meetings of the Board of Directors and Certain Committees

The Company's Board of Directors held 8 meetings during the 1997 fiscal year, being the period from October 1, 1996 through September 30, 1997. Each of the directors of the Company is also a director of the Bank. The Board of Directors of the Company has an Examining (Audit) Committee and a Stock Option Plan and Management Recognition Plan
("SOP and MRP") Committee. The entire Board of Directors acts as a nominating committee. The Bank has a Compensation Committee and an Executive Committee.

The Examining (Audit) Committee of the Company, which also serves as the audit committee of the Bank, consists of directors Jones, and Quigley and Stiefel. The Examining Committee (i) recommends and maintains communications with the independent auditors; (ii) reviews the status of the annual audit; and (iii) supervises the Bank's internal auditor. The committee last met in August 1995. During fiscal 1997, in light of the conversion of the Bank to the stock form of ownership and the more comprehensive financial statement audit that was conducted in connection therewith, the entire Board of Directors performed the functions of the Examining Committee for fiscal 1997.

The SOP and MRP Committee consists of directors Marshall, Oren and Stiefel. The committee is responsible for determining and approving awards under the Company's Stock Option Plan and Management Recognition Plan. The committee also establishes rules and standards applicable to awards under those plans, as permitted by the plans. The committee met 3 times during the 1997 fiscal year.

The Compensation Committee of the Bank consists of directors Marshall, Oren and Stiefel. Mr. Cross is a non-voting ex officio member of the committee but he does not participate in decisions regarding his own compensation. The committee is responsible for determining officer and employee compensation and addresses other personnel matters. The committee met 10 times during the 1997 fiscal year.

The Executive Committee has the authority to approve security and loan transactions and to exercise most powers of the Board of Directors in the intervals between meetings of the Board. Any actions of this committee are reported to the Board at its next meeting. The committee met 16 times during the 1997 fiscal year.

The Board of Directors will consider nominees for directorships submitted by stockholders. Any stockholder desiring to propose a person as a possible director should submit in writing a detailed resume of such person and a statement of such persons knowledge, expertise and experience in banking and financial matters.

Voting Securities and Certain Holders Thereof

Stockholders of record as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock then held.
The following table sets forth information as of December 22, 1997 regarding share ownership of (i) those persons or entities known by management to own beneficially more than five percent of the Common Stock,
(ii) each of the Company's directors, (iii) each officer of the Company and the Bank who made in excess of $100,000 (salary and bonus) during the fiscal year ended September 30, 1997 (the "Named Officers"); and (iv) all directors and executive officers of the Company and the Bank as a group. Except for ownership of shares of stock by the Company's Employee Stock Ownership Plan, Keefe Managers, Inc. and Thomson Horstmann & Bryant, Inc. (two investment advisory companies which each beneficially own shares of the Company's common stock on behalf of its clients pursuant to Rule
13G filing under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is unaware of any person or group owning five percent or more of the Common Stock as of the Record Date.



                                                 Shares Beneficially Owned      Percent
Beneficial Owner                                 at December 22, 1997<F1>       of Class<F2>


Catskill Financial Corporation Employee
Stock Ownership Plan<F3>
341 Main Street, Catskill, New York 12414        420,844                        8.6%

Keefe Managers, Inc.<F4>
375 Park Avenue, New York, New York 10152        294,000                        6.0%

Thomson Horstmann & Bryant, Inc.(F4>
Park 80 West, Plaza Two,
Saddle Brook, New Jersey 07663                   344,000                        7.0%

Wilbur J. Cross, President
Chairman of the Board and
Chief Executive Officer                           86,232<F5>                    1.8%

George P. Jones, Director                         21,485<F6>                      *

Richard A. Marshall, Director                     52,868<F7>                    1.1%

Allan D. Oren, Director                           66,564                        1.4%

Hugh J. Quigley, Director                         24,180<F8>                      *

Edward P. Stiefel, Esq., Director                 41,785                          *

David J. DeLuca, Vice President
and Chief Financial Officer                       25,000<F9>                      *

Directors and executive officers of
the Company and the Bank,
as a group (10 persons)                          384,443<F10>                   7.9%


 <F1>Amount includes shares held directly, as well as shares allocated to such individuals under the Catskill Financial Corporation Employee Stock Ownership Plan ("ESOP"), and other shares with respect to which a person may be deemed to have sole voting and/or investment power. The table also includes 11,373 shares awarded to each non-employee director pursuant to the Company's Management Recognition Plan (the "MRP") which 80% are not vested and cannot be voted at the Meeting. The table includes 20% of the options granted to directors pursuant to the Company's Stock Option and Incentive Plan (the "Stock Option Plan") (5,687 shares per director) because they were exercisable on the Record Date or within 60 days thereafter.

 <F2>Based upon 4,898,000 shares outstanding on December 22, 1997, which includes 145,489 shares issued but unvested under the Company's MRP plan and stock options for 75,669 shares exercisable on the Record Date or within 60 days thereafter. An asterisk ("*") means less than 1%.

 <F3>Excludes 34,096 shares allocated to ESOP participants. First Bankers
     Trust Co., N.A., the trustee of the ESOP, may be deemed to own beneficially the unallocated shares held by the ESOP. Unallocated shares and allocated shares for which no voting instructions are received are voted in the same proportion as allocated shares voted by participants.

 <F4>Shares are beneficially owned by an investment advisory company on behalf of certain of its clients and are estimated based upon Rule 13G or Rule 13D filings pursuant to the Exchange Act and other publicly available information.

 <F5>Includes 200 shares owned by Mr. Cross's wife, as to which he disclaims beneficial ownership; 4,430 shares allocated to Mr. Cross in the ESOP; 51,867 MRP shares of which 6,373 are vested and can be voted; and 28,434 shares which Mr. Cross had the right to acquire on the Record Date or within 60 days thereafter pursuant to the Stock Option Plan.

 <F6>Includes 425 shares owned by Mr. Jones' daughter, as to which he disclaims beneficial ownership.

 <F7>Includes 5,000 shares owned by Mr. Marshall's wife and 3,000 shares owned by Mr. Marshall's daughters, as to which he disclaims beneficial ownership.

 <F8>Includes 7,120 shares owned by Mr. Quigley's wife's Individual Retirement
     Account, as to which he disclaims beneficial ownership.

 <F9>Includes 18,000 MRP shares of which 3,100 are vested and can be voted; and 7,000 shares which Mr. DeLuca had the right to acquire on the Record Date or within 60 days thereafter pursuant to the Stock Option Plan.

<F10>Includes 10,387 ESOP shares and 97,867 MRP shares allocated or awarded to executive officers and 56,865 MRP shares awarded to directors.
     Only vested MRP shares totaling 29,243 can be voted at the meeting.
     Also includes 47,234 stock options granted to executive officers and 28,435 stock options granted to directors, representing options exercisable on the Record Date or within 60 days thereafter.


Director Compensation

The non-employee directors of the Bank are paid a fee of $1,000 for each regular meeting of the Bank's Board. Non-employee directors also receive $200 per meeting for attendance at Executive, Examining, and Compensation Committee Meetings. Directors may defer their fees until retirement, as defined in the deferral plan. The Company accrues a liability for the deferred fees as they are earned. While no fees are presently paid for attendance at meetings of the Board or committees of the Company, such fees may be paid in the future.

Executive Compensation

The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank except for stock-based compensation pursuant to the Company's ESOP, MRP and Stock Option Plan.

The following table sets forth information concerning the compensation paid to the Named Officers for services in all capacities to the Bank for the fiscal years ended September 30, 1997, 1996 and 1995.


Summary Compensation Table


                                                                                      Long-Term
                                    Annual Compensation                          Compensation Awards

                                                                                            Options/Stock
                                                                           Restricted       Appreciation
Name and                                             Other Annual          Stock            Rights           All Other
Principal Position   Year   Salary($)     Bonus($)   Compensation($)<F1>   Awarded($)<F2>   ("SARs")(#)<F3>  Compensation($)<F4>


Wilbur J. Cross,     1997   $182,876         None    None                  $710,838         142,168          $5,617
President,           1996   $156,353      $10,000    None                      None            None          $5,161
Chairman of          1995   $140,000         None    None                      None            None          $4,411
the Board
and Chief
Executive Officer

David J. DeLuca,     1997   $120,327         None    None                  $234,688          45,000          $   36
Vice President       1996   $ 18,577<F5>     None    None                      None            None          $    8
and Chief
Financial Officer


<F1>Neither Mr. Cross nor Mr. DeLuca received additional benefits or perquisites which in the aggregate exceeded 10% of his respective salary and bonus.

<F2>On September 30, 1997, Mr. Cross had 56,867 shares of restricted stock with a value of $959,631 and Mr. DeLuca had 18,000 shares with a value of $303,750, based upon a market price of $16.875 on that date. The 56,867 shares of restricted stock awarded Mr. Cross, and 15,500 of the shares awarded to Mr. DeLuca, vested 20% on October
    24, 1997, and an equal amount will vest on each of October 24, 1998, 1999, 2000 and 2001. The remaining 2,500 shares awarded to Mr. DeLuca will vest 20% on August 19, 1998 and an equal amount will vest on each of August 19, 1999, 2000, 2001 and 2002.

<F3>Pursuant to the Stock Option Plan, the Company granted Mr. Cross options to purchase 142,168 shares of common stock on October 24, 1996. Also pursuant to the Stock Option Plan, the Company granted
    Mr. DeLuca on October 24, 1996 and August 19, 1997, options to purchase 35,000 shares and 10,000 shares, respectively, of common stock.

<F4>Amount includes Company matching contribution accrued to Mr. Cross's accounts under the Bank's 401(k) Plan of $5,418, $4,950 and $4,200 and life insurance premiums of $199, $211 and $211 for the 1997, 1996 and 1995 fiscal years, respectively, Mr. DeLuca received no 401(k)
    Plan contributions but received a benefit of $36 and $8 in life insurance premiums for the 1997 and 1996 fiscal years.

<F5>Mr. DeLuca's employment commenced on August 1, 1996.



OPTIONS GRANTS IN LAST FISCAL YEAR


                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                                                                               Annual Rates of Stock
                                                                                                Price Appreciation
                                            Individual Grants                                   for Option Term<F1>

                                        Percent of Total
                                        Options Granted
                     Options Granted    to Employees in    Exercise or
                     (#)<F2>            Fiscal Year        Base Price     Expiration Date    5%            10%


Wilbur J. Cross      142,168            50.0%              $12.500        10/24/06           $1,117,608    $2,832,239

David J. DeLuca       35,000            12.3%              $12.500        10/24/06           $  275,141    $  697,262

David J. DeLuca       10,000             3.5%              $16.375        08/19/07           $  102,981    $  260,975


<F1>Based upon the market price on the date of grant and an annual appreciation at the rate stated (compounded annually) of such market price through the expiration date of such options. The 5% and 10% appreciation rates are set in Securities and Exchange Commission regulations and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

<F2>Options were granted ten years prior to the expiration dates shown.
    On each of the first five anniversaries following the respective dates of grant, 20% of the options granted will vest and become exercisable.



AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES


                                                                  Number of Securities        Value of Unexercised In-The-Money
                                                             Underlying Unexercised Options    Options at Fiscal Year End<F1>

                     Shares Acquired
Name                 on Exercise (#)    Value Realized ($)    Exercisable    Unexercisable      Exercisable      Unexercisable


Wilbur J. Cross      None               --                    28,433         113,735            $124,394         $497,591

David J. DeLuca      None               --                     7,000          28,000            $ 30,625         $122,500

David J. DeLuca      None               --                      None          10,000                  --         $  5,000


<F1>Represents the difference between the market price of the Company's common stock on September 30, 1997 and the exercise price for such options.


Employment Agreement and Severance Arrangements

The Bank has entered into an employment agreement with Wilbur J. Cross, with an initial term of three years commencing on April 1, 1996 which provides for annual extensions, subject to a performance evaluation by disinterested members of the Board of Directors of the Bank having no interest in any such agreements. Effective April 1, 1997, the agreement with Mr. Cross was extended to expire March 31, 2000. The employment agreement requires the payment of the employee's annual salary, bonus and benefits by the Company and the Bank for the remaining term of the contract unless the employee dies, voluntarily resigns or is terminated for cause prior thereto.

The employment agreement also includes severance provisions, and provides that Mr. Cross will be paid an amount equal to 299% of his compensation and will be provided with continued health benefits for the remaining term of the agreement in the event that his employment terminates involuntarily in connection with a "change in control" of the Bank or the Company, as defined in such agreement, or within twelve months thereafter. For the purposes of the employment agreement, a "change in control" is defined to include, among other things, any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. 574.3 or 4.
Such events are generally triggered upon the acquisition of control of 10% of the Company's common stock. Based on his current salary, if the employment of Mr. Cross had been involuntarily terminated as of October 1, 1997, under circumstances entitling him to severance pay as described above, he would have been entitled to receive a cash payment of not more than $568,100.

On August 13, 1996, the Bank entered into a severance agreement with David J. DeLuca with an initial term of two years. The agreement, which provides for annual extensions, was extended for an additional one year period on August 13, 1997. In the event of a "change in control," Mr. DeLuca will be entitled to receive a severance payment equal to 200% of his compensation. Based on his current salary, if the employment of Mr. DeLuca had been involuntarily terminated as of October 1, 1997, for circumstances entitling him to severance pay, he would have received a cash severance payment of not more than $250,000. The severance agreement does not guaranty a minimum period of employment with the Bank and the Bank does not have any other employment agreement with Mr. DeLuca.

The Bank does not currently have a supplemental retirement agreement with Mr. Cross, Mr. DeLuca or any other officer providing additional post-retirement benefits above those provided to employees generally as described below. The Bank may decide to provide such additional benefits in the future upon terms not now determined.

Retirement Income Plan. The Bank sponsors a defined benefit pension plan for its employees (the "Pension Plan"). The Pension Plan is funded solely through contributions made by the Bank.

The following table sets forth information showing the annual benefit payable under the Pension Plan based upon average annual compensation ("Remuneration" in the table) and years of service calculated as shown above. The Pension Plan also provides for disability and death benefits.


Pension Plan Table


                         Years of Credited Service

Remuneration      15          20          25          30


$ 75,000          $22,500     $30,000     $37,500     $45,000

 100,000           30,000      40,000      50,000      60,000

 125,000           37,500      50,000      62,500      75,000

 150,000           48,000      64,000      80,000      96,000

 175,000           48,000      64,000      80,000      96,000

 200,000           48,000      64,000      80,000      96,000

 225,000           48,000      64,000      80,000      96,000


The benefit provided to a participant at normal retirement age (generally age 65) is based on the participant's average annual compensation during the 36 consecutive months within the final 120 months of service affording the highest such average ("average annual compensation"). Compensation for this purpose is the participant's base annual salary, including any contributions through a salary reduction arrangement to a cash or deferred plan under Section 401(k) of the Code, but exclusive of overtime, bonuses or any other special payments. Compensation in excess of $160,000 in the 1997 plan year may not be used to determine average annual compensation. The annual benefit provided to a participant who retires at age 65 is equal to 2% of average annual compensation for each year of service, not to exceed 30 years. Pension benefits are computed on a straight life annuity basis.

The annual benefit provided to participants (i) at "early retirement age" (generally age 60) with at least five years of service who elect to defer the payment of their benefits to normal retirement age, (ii) at early retirement age with at least 30 years of service who elect to receive payment of their benefits prior to normal retirement age, or (iii) who commence receipt of their benefits beyond normal retirement age, are calculated basically in the same way as the benefits for normal retirement age, with average annual compensation being multiplied by 2% for each year of such individual's actual years of service, not to exceed 30 years. A participant eligible for early retirement benefits who does not meet the requirements set forth above will have his or her benefits adjusted as further described in the Pension Plan.

Mr. Cross had 35 years of service under the Pension Plan and Mr. DeLuca had one month of service under the Pension Plan at September 30, 1997.

Employee Stock Ownership Plan. The Company established an Employee Stock Ownership Plan (the "ESOP"), effective as of April 1996, which invests primarily in common stock of the Company, and is designed to qualify as a stock bonus plan under Section 401(a) of the Code and also to meet the requirements of Section 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The ESOP was initially funded with a loan from the Company (the "ESOP Loan") and the ESOP used the proceeds of that loan to acquire 454,940 shares of stock of the Company in the Company's initial public offering.

For the fiscal year ended September 30, 1997, the Bank contributed $405,661 to the ESOP which was used to pay interest and principal on the ESOP Loan. As a result, 22,722 shares of Common Stock were released from the lien of the ESOP Loan and were available for allocation to the accounts of individual participants. Of the shares allocated, 2,912 shares were allocated to Mr. Cross, and 3,877 shares were allocated to the other executive officers of the Company and the Bank as a group. Mr. DeLuca did not meet the minimum service requirements of the plan, an therefore was ineligible to receive any shares thereunder in fiscal 1997.

Compensation Committee Report on Executive Compensation

In fulfillment of Securities and Exchange Commission's requirements for disclosure in proxy materials of the Compensation Committee's policies regarding compensation of executive officers, the Committee has prepared the following report for inclusion in this proxy statement.

General Policy Considerations. The Board of Directors of the Bank has delegated to the Compensation Committee the responsibility and authority to oversee the general compensation policies of the Bank and to establish compensation plans and specific compensation levels for executive officers. The SOP and MRP Committee of the Company has been delegated the responsibility and authority to oversee the implementation of, and approve grants and awards under, the Company's Stock Option and Incentive Plan and Management Recognition Plan. Because the SOP and MRP Committee is composed of the same directors as the Compensation Committee (other than Mr. Cross who is a non-voting ex officio member of the Compensation Committee), decisions of the two committees should be viewed together, and for the purposes of this discussion they will be referred to as the "Compensation Committees". From time to time, the Board of Directors as a whole participates in decisions regarding executive compensation and benefit plans.

The Compensation Committees have developed an executive compensation policy designed to: (i) offer competitive compensation to attract, motivate, retain and reward executive officers who are crucial to the long-term success of the Company; and (ii) encourage decision-making that maximizes long-term stockholder value. The Compensation Committees have sought to consider a multitude of factors in establishing appropriate levels of compensation for executive officers, with no one factor clearly overshadowing all the others.

The compensation package provided to the executive officers of the Bank is composed principally of base salary and, recently, stock-based incentive awards. Executive officers also participate in other benefit plans available to all eligible employees including the ESOP.

The Compensation Committees consider a variety of factors in determining executive compensation. These factors generally fall into two categories, those that relate to the specific work performed and expected of the officer and those that relate to the Company, the Bank, the local business economic conditions and other general matters. In the former category, the Committees consider, among other factors, the level of responsibility of each officer; the expertise and skill level required to perform the position; satisfaction of prior period goals and objectives; length of service; the complexity of work that may be required in connection with strategic plans or special projects; and prior compensation history. In the latter category, the Committees consider, among other factors, the Bank's earnings, capital and asset size; the results of government regulatory examinations; the Bank's regulatory ratings on safety and soundness as well as Community Reinvestment Act examinations; and performance and compensation programs of peer group banks.

Employee benefit plans represent an important component of any compensation package. The defined benefit pension plan and health insurance benefits available to all employees, including executive officers, provide competitive benefits comparable to those available at other institutions. Stock-based compensation plans, including the ESOP, the Stock Option
Plan and the MRP, provide employees, including executive officers, with an additional equity-based incentive to maximize long-term shareholder value.

The Compensation Committees' decisions are discretionary and are based upon subjective factors. No mathematical or similar objective formula is utilized to determine any compensation package. The Compensation Committee believes that a competitive employee benefit package is essential to achieving the goals of attracting and retaining highly qualified employees.

Chief Executive Officer Compensation. Total annual compensation paid to Wilbur J. Cross, Chief Executive Officer, for fiscal 1997 was $182,876, as detailed in the above compensation table, and reflects a 9.9% increase from fiscal 1996. In determining total compensation paid to the Chief Executive Officer, the Compensation Committee considered the factors discussed above and also considered a number of specific matters including stock-based compensation awarded to chief executive officers of other newly-converted thrift institutions, the successful transition of the Bank from a mutual institution to the subsidiary of a publicly-traded holding company, and efforts to satisfactorily deploy the resulting new capital. Mr. Cross does not participate in decisions regarding his own compensation.

This report is included herein at the direction of the Compensation Committee members, directors Wilbur J. Cross (ex officio), Richard
A. Marshall, Allan D. Oren, and Edward P. Stiefel.

Shareholder Return Performance Graph

Set forth below is a line graph comparing the cumulative total shareholder return on Catskill Financial Corporation Common Stock with the cumulative total shareholder return of (i) the total return industry index for SNL All Thrift stocks and (ii) the total return for the NASDAQ U.S. Stock Market commencing as of April 18, 1996, the date on which the Company's Common Stock commenced public trading. In accordance with SEC guidelines, the stock price of the Company on April 18, 1996 which was used to establish the initial point in the following performance graph was $10.375, representing the closing price on that date. If the offering price of $10.00 were used, the cumulative shareholder return index would have been 171 at September 30, 1997. Total return assumes the reinvestment of cash dividends.



             Catskill Financial Corporation      SNL All Thrift Index      NASDAQ Market


4/18/96      100.00                              100.00                    100.00
6/30/96       98.22                              103.83                    104.72
9/30/96      115.66                              114.55                    108.45
12/31/96     134.94                              129.64                    113.78
3/31/97      158.54                              141.37                    107.61
6/30/97      150.74                              168.06                    127.34
9/30/97      164.82                              199.05                    148.86


Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Bank and the SOP and MRP Committee of the Company consist of Richard A. Marshall, Allan D. Oren and Edward
P. Stiefel, all of whom are directors of the Company and the Bank but none of whom are or have been officers or employees of the Company or the Bank. Wilbur J. Cross, who is President, Chairman and Chief Executive Officer of the Company and the Bank, is an ex officio non-voting member of the Compensation Committee.

Edward Stiefel, Esq., is a partner in the law firm of Stiefel & Winans. That firm was retained by the Bank to provide legal services and received legal fees aggregating $34,925 during fiscal 1997 from the Company and the Bank, and $52,541 representing fees paid directly by borrowers on loan closings in which the firm represented the Bank.

Transactions with Directors and Officers

Some of the directors and executive officers of the Bank, as well as firms and companies with which they are associated, are and have been customers of the Bank. All of the Bank's transactions with such persons and entities were completed in the ordinary course of business and were on substantially the same terms as those prevailing at the time for comparable transactions with the general public.

In addition to such normal customer relationships, none of the directors or executive officers of the Company (or members of their immediate families) maintained, directly or indirectly, any significant business or personal relationship with the Company or the Bank during the 1997 fiscal year, other than as might arise by virtue of a position with or ownership interest in the Company, except as set forth in the preceding section.

RATIFICATION OF APPOINTMENT OF AUDITORS

The Company's Board of Directors appointed KPMG Peat Marwick LLP as independent public accountants to audit the books of the Company for the fiscal year ended September 30, 1998, subject to ratification by the stockholders at the Meeting. KPMG Peat Marwick LLP has been employed regularly by the Company since it was formed in 1996 and by the Bank for more than twenty years to examine their books and accounts and for other purposes.

Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE IN FAVOR OF THE
RATIFICATION OF THE APPOINTMENT OF AUDITORS

OTHER BUSINESS

The management has no reason to believe that any other business will be presented at the Annual Meeting, but if any other business shall be presented. The proxies will vote on such matters in accordance with their judgment in the best interests of the Company.

In order for a stockholder of the Company to properly bring business before an annual meeting, such stockholder must first deliver notice thereof in writing to David Guldenstern, Secretary, at the Company's address, not less than 60 days prior to the anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than 60 days from such anniversary date, notice by the stockholder must be delivered to the Company not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which the notice of the meeting was mailed or public announcement made. The notice must set forth, in addition to the name of such stockholder and the class and number of shares of the Company stock owned by such stockholder, a brief description of the business desired to be brought, the reasons therefor and any material interest such stockholder has in such business.

GENERAL

The Company's Annual Report to its Stockholders for the fiscal year ended September 30, 1997, including financial statements, is being concurrently furnished with this Proxy Statement to stockholders of record on the Record Date. The Annual Report is not part of the proxy solicitation material.

All shares represented by valid proxies sent to the Company to be voted at the Meeting will be voted if received in time. Each proxy will be voted in accordance with the directions of the stockholder executing such proxy. If no directions are given, such proxy will be voted "FOR" the nominee presented herein and "FOR" the ratification of the appointment of auditors.

The cost of soliciting proxies relating to the Meeting will be borne by the Company. In addition, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telephone or by other means without additional compensation. In addition, the Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who were holders of record of shares of the Company's capital stock or participants in depositories on the Record Date, bear their reasonable expenses for mailing copies of this Proxy Statement, the form of proxy and the Notice of the Annual Meeting, to the beneficial owners of such shares.

1999 ANNUAL MEETING

The Company's Board of Directors will establish the date for the 1999 Annual Meeting of Stockholders. In order for a stockholder to be entitled, under the regulations of the Securities and Exchange Commission, to have a stockholder proposal included in the Company's Proxy Statement for the 1999 meeting, the proposal must be received by the Company at its principal executive offices, 341 Main Street, Catskill, New
York 12414, Attention: David Guldenstern, Secretary, not less than
120 days in advance of the date in 1999 which corresponds to the date in 1998 on which these proxy materials are released to stockholders.
The stockholder must also satisfy the other requirements of SEC Rule
14a-8.

THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY STOCKHOLDER SUBMITTING
A WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K
FOR 1997 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO DAVID GULDENSTERN, SECRETARY, AT THE COMPANY'S ADDRESS STATED HEREIN. THE FORM 10-K REPORT IS NOT
A PART OF THE PROXY SOLICITATION MATERIALS.

PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

Catskill, New York
January 20, 1998


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